Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-8 (No. 33-90970, No. 333-13509, No. 333-13511, No. 333-13599 and No. 333-100263) of Universal Stainless & Alloy Products, Inc. of our report dated February 18, 2003, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 18, 2003 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

March 3, 2004